Exhibit 10.1
CIRRUS LOGIC, INC.
2006 STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of Grant of Restricted Stock Award (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Holder named in the Notice of Grant (“Holder”):
     WHEREAS, the Company, in order to induce you to enter into and/or continue in service to the Company or its Affiliates in the capacity of Employee, Consultant, or Director, as applicable (“Service”) and to materially contribute to the success of the Company, agrees to grant you this Restricted Stock Award;
     WHEREAS, the Company adopted the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant Restricted Stock Awards to certain employees and service providers of the Company and its Affiliates;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and
     WHEREAS, you desire to accept the Restricted Stock Award created pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant and in accordance with the terms and conditions set forth herein and in the Plan, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award (the “Award”) consisting of the aggregate number of shares of Common Stock set forth in the Notice of Grant that are subject to the transfer and forfeiture restrictions under this Agreement, the Notice of Grant, and the Plan (the “Restricted Shares”).
     2. Forfeiture Restrictions. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until the Restricted Shares become vested and these restrictions are removed or expire as contemplated in Section 3 of this Agreement and as described in the Notice of Grant. The Restricted Shares are also restricted in the sense that, as provided in Section 6, they may be forfeited for no consideration to the Company in the event your Service with the Company or an Affiliate terminates before the Restricted Shares become vested. The prohibition against transfer and the obligation to forfeit the Restricted Shares upon termination of Service as provided in the preceding sentences are herein referred to as the “Forfeiture Restrictions.”

     3. Vesting; Expiration of Forfeiture Restrictions. The Forfeiture Restrictions on the Restricted Shares granted pursuant to the Award will expire, and the Restricted Shares will become vested and transferable, as set forth in the Notice of Grant, provided that you remain in the continuous Service of the Company or its Affiliates until the applicable dates or events set forth in the Notice of Grant. Restricted Shares which remain subject to the Forfeiture Restrictions will be considered “Nonvested Shares,” and Restricted Shares for which the Forfeiture Restrictions have expired without forfeiture will be considered “Vested Shares.”
     4. Escrow of Restricted Shares. The Company will issue in your name a certificate or certificates representing the Restricted Shares. The certificate or certificates representing the Restricted Shares will be delivered upon issuance to the Secretary of the Company or to such other designee of the Company (the “Escrow Holder”), who is hereby irrevocably appointed to hold such certificate(s) in escrow and to be Holder’s attorney-in-fact to take all such actions and to effectuate all such transfers and/or forfeitures of such Restricted Shares as are in accordance with the terms of this Agreement. You agree that simultaneously with the execution of this Agreement, you will execute one or more stock powers in blank for those certificates substantially in the form attached hereto as Exhibit A and deliver those stock powers to the Company. You also agree to sign such other powers and take such other actions as the Committee or the Escrow Holder may reasonably request to accomplish the transfer or forfeiture of any Restricted Shares pursuant to this Agreement. The Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Holder and the Company agree that the Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions relating to carrying out the duties of the Escrow Holder under this Agreement that are taken or omitted in good faith. The Escrow Holder shall hold the Restricted Shares and the related stock powers pursuant to the terms of this Agreement until such time as (a) the Restricted Shares are transferred to Holder free of the Forfeiture Restrictions, or (b) the Restricted Shares are canceled and forfeited pursuant to this Agreement. You hereby agree that if the Restricted Shares are forfeited, as provided in Section 6, the Escrow Holder shall have the right to deliver the Restricted Shares to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.
     5. Ownership of Restricted Shares. Subject to the terms, conditions and restrictions set forth in this Agreement, from and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive cash dividends thereon if declared by the Board. Cash dividend payments, if any, will be made no later than the calendar year in which the applicable dividends are paid to shareholders of the Common Stock or, if later, the 15th day of the third month following the date the applicable dividends are paid to shareholders of Common Stock. If, from time to time, there is (a) any stock dividend, stock split or other change in the shares of the Common Stock, or (b) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the Restricted Shares shall be immediately subject to the Forfeiture Restrictions and considered thereafter as “Restricted Shares” for purposes of this Agreement.
     6. Effect of Termination of Service. If your Service with the Company or any Affiliate terminates for any reason, then those Restricted Shares for which the Forfeiture

Restrictions have not lapsed as of the date of or in connection with such termination shall become null and void and those Nonvested Shares shall be forfeited for no consideration to the Company. The Vested Shares for which the Forfeiture Restrictions have lapsed without forfeiture as of the date of or in connection with such termination shall not be forfeited to the Company.
     7. Election Under Section 83(b) of the Code. You understand that you should consult with your tax advisor regarding the advisability of filing with the Internal Revenue Service an election under section 83(b) of the Code with respect to the Restricted Shares for which the Forfeiture Restrictions have not lapsed. If you desire to make a section 83(b) election, this election must be filed no later than 30 days after the Date of Grant set forth in the Notice of Grant. This time period cannot be extended. You acknowledge (1) that you have been advised to consult with a tax advisor regarding the tax consequences of the award of the Restricted Shares, (2) that you are not relying on the Company for any tax advice, and (3) that timely filing of a section 83(b) election is your sole responsibility, even if you request the Company or its representative to file such election on your behalf. A form of election under section 83(b) of the Code is attached as Exhibit C for reference.
     8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason, you will be considered to still be in the Service of the Company or an Affiliate, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.
     9. Delivery of Stock. Following the expiration of the Forfeiture Restrictions on the Restricted Shares as contemplated in Section 3 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate or other evidence of the number of Restricted Shares as to which the Forfeiture Restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, subject to receipt by the Company of any tax withholding as may be requested pursuant to Section 10. The value of such Restricted Shares shall not bear any interest owing to the passage of time.
     10. Withholding Taxes. The Company may require you to pay to the Company (or the Company’s Affiliate if you are an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its or its Affiliate’s current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to you for federal, state, local, or other tax purposes, you shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its or its Affiliate’s obligation under applicable tax laws or regulations, and if you fail to do so, the Company is authorized to withhold from any cash or stock remuneration (including withholding any Restricted Shares distributable to you under this Agreement) then or thereafter payable to you any tax required to be withheld by reason of such resulting compensation income or wages. You acknowledge and agree that the Company is making no representation or warranty as to the tax consequences to you as a result of the receipt of the Restricted Shares, the lapse of any Forfeiture Restrictions, or the forfeiture of any Restricted Shares pursuant to the Forfeiture Restrictions.

     11. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
     12. Legends. You agree that the certificates representing shares of Common Stock issued with respect to the Award may bear such legend or legends as the Committee deems appropriate to reflect the Forfeiture Restrictions and to assure compliance with the terms and provisions of this Agreement and applicable securities laws.
     13. Right to Terminate Services. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.
     14. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.
     15. Dispute Resolution. The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Award, the Notice of Grant, the Plan, and this Agreement. The Company, you, and your assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Award, the Notice of Grant, the Plan, and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.

     Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators. In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator. Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator. Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator. If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator. If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA. The place of arbitration shall be Austin, Texas. The award of the arbitrators may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the disputing parties equally. Notwithstanding anything to the contrary herein, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.
     16. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
     17. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
     18. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.
     19. Company Records. Records of the Company or its Affiliates regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     20. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are in the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as such party may designate in writing from time to time to the other party.
     21. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, assigns, legatees and distributees, and upon the Company, its successors and assigns.

     22. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     23. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     24. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to issue and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
     25. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     26. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
     27. Amendment. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation (including any change in the interpretation or application of any law or regulation by an appropriate governmental authority), which change occurs after the Date of Grant and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with your consent.
     28. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
[Signature Page Follows]

     By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Award, the Notice of Grant, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Award, the Notice of Grant, the Plan, or this Agreement. If you are married, your spouse has signed the Consent of Spouse attached to this Agreement as Exhibit B.
AGREED AND ACCEPTED:

Signature of Holder

Printed Name of Holder

Date:

786263.4

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                      , (                    ) shares of the Common Stock of Cirrus Logic, Inc., standing in the undersigned’s name of the books of said corporation represented by Certificate No. ___ herewith and does hereby irrevocably constitute and appoint                      as attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.
     This Assignment may be used only in accordance with the Restricted Stock Agreement (the “Agreement”) between Cirrus Logic, Inc. and the undersigned dated                     , ___.
Dated:                     , ______

Signature:

Printed Name:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to reacquire the shares in the event of forfeiture, as set forth in the Agreement, without requiring additional signatures on your part.
 A-1

EXHIBIT B
CONSENT OF SPOUSE
I,                     , spouse of                     , have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of granting the Restricted Stock Award to my spouse, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be irrevocably bound by the terms and provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated:                     , 20___

Signature of Spouse

Printed Name of Spouse
_____ Holder shall initial here if Holder does not have a spouse.
 B-1

EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     In connection with the receipt of an award of restricted stock, the undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:
1.	The name, address and taxpayer identification number of the undersigned are as follows:

Name of Taxpayer:

Name of Spouse:

Address:

Social Security No. of Taxpayer:

Social Security No. of Spouse:

2.	Description of the property with respect to which the election is being made:

shares (the “Shares”) of common stock of Cirrus Logic, Inc. (the “Company”).

3.	The date on which the property was transferred is , 20___ (the “Date of Grant”).

4.	The taxable year to which this election relates is calendar year ___.

5.	Nature of the restrictions to which the property is subject:

The Shares issued to the taxpayer are subject to forfeiture to the Company in the event taxpayer ceases to perform services for the Company. This risk of forfeiture lapses with regard to portions of the Shares based on the continued performance of services by the taxpayer for the Company over time.

6.	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which this election is being made is $___.

7.	The amount (if any) paid by the taxpayer for said property is $0.

C-1

8.	A copy of this statement has been furnished to the Company as provided in Treasury Regulation Section 1.83-2(d). The undersigned taxpayer is the person performing the services in connection with the transfer of said property.
     The undersigned understand that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.

Dated: , ___

Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated: , ___

Spouse of Taxpayer
NOTE: If the taxpayer chooses to make an 83(b) election, this election must be filed with the Internal Revenue Service Center with which the taxpayer files his or her federal income tax returns and must be filed within 30 days after the Date of Grant. This filing should be made by registered or certified mail, return receipt requested. The taxpayer must retain copies of the completed form for filing with his or her federal and state tax returns for the current tax year, as well as provide a copy of the completed form to the Company.

C-2